Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of American Beacon Funds of our reports dated February 27, 2025, relating to the financial statements and financial highlights, which appear in American Beacon AHL Managed Futures Strategy Fund’s, American Beacon AHL Multi-Alternatives Fund’s, American Beacon AHL TargetRisk Fund’s, American Beacon Man Large Cap Growth Fund’s, American Beacon Man Large Cap Value Fund’s, American Beacon Stephens Mid-Cap Growth Fund’s, and American Beacon Stephens Small Cap Growth Fund’s (seven of the series constituting American Beacon Funds) Annual Reports on Form N-CSR for the period ended December 31, 2024. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Other Service Providers”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 28, 2025